UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2009

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Insight Management Corporation

(Exact name of registrant as specified in its charter)

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Florida	333-148697	20-8715508
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1130 E. Clark Ave. Ste. 150-286
Orcutt, CA 93455

(Address of Principal Executive Office) (Zip Code)

866-787-3588

(Registrant’s telephone number, including area code)

11637 Orpington Street

Orlando, Florida 32817

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02

Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 29. 2009 the Board of Directors of the Registrant accepted the Resignations, date June 29, 2009 of the following Officers and Directors of the registrant.

Justin Martin	President/CEO and Director
Karen Aalders	Treasurer, Secretary and Director

Each Executive Officer/Director resigning has stated in his or her resignation letter that their resignations are not in anyway a dispute or disagreement relating to the Registrant’s operations, policies or practices.  As Ms. Aalders resigned, Mr. Martin appointed Matthew Maza (below), under Florida Statute 607.0809, to replace Ms. Aalders until the next shareholders meeting.  Mr. Maza then appointed Jennifer Rapacki under the same Florida Statute to replace Mr. Martin, after his resignation.  These actions were pursuant to the plan of merger between the Registrant and Microresearch Corporation.

The following individual has been appointed by to our Board of Directors, effective as of June 29, 2009 to the position of director and effective as of July 8, 2009 to the position of Secretary:

Name	Age	Position
Matthew Maza	33	Secretary and Director

The following individual has been appointed by to our Board of Directors, effective as of June 30, 2009 to the position director and effective as of July 8, 2009 to the position of President and Treasurer:

Name	Age	Position
Jennifer Rapacki	52	President/CEO, Treasurer and Director

Item 9.01

Exhibits

d) Exhibits under Item 601 of Regulation S-K

17.1	Letter of Resignation of Justin Martin
17.2	Letter of Resignation of Karen Aalders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Management Corporation
(Registrant)

By:	/s/ Jennifer Rapacki
Jennifer Rapacki President/CEO Insight Management

Date:  July 20, 2009